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FOR IMMEDIATE RELEASE

CONTACT:        Todd Avery Wooten - NewCare Health Corporation - (813) 586-4262
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NEWCARE HEALTH CORPORATION (NWCA)
3600 Oak Manor Lane, Largo, FL  34644


                                                                    NEWS RELEASE
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February 27, 1996

               NEWCARE ANNOUNCES SIGNING OF DEFINITIVE AGREEMENTS


NewCare Health Corporation, a Largo, Florida company, announced that it has signed definitive agreements to merge with Retirement Care Associates, Inc. (NYSE-RCA) for 2,650,000 shares of RCA common stock.




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